EXHIBIT 99.1

PRESS RELEASE                               Source: KIWA Bio-Tech Products Group

KIWA BIOTECHNOLOGY PRODUCTS GROUP, INC. ANNOUNCES EXECUTION OF $10,000,000 IN EQUITY FINANCING WITH CORNELL CAPITAL PARTNERS, LP
Friday July 16, 4:05 pm ET

         LOS ANGELES, July 16, 2004 - Kiwa Bio-Tech Products Group Corporation ("the Company" or "KIWA"), (OTC BB: KWBT.OB - News) announced today that it has received a $10 million financial commitment from Cornell Capital Partners, LP.

         Pursuant to the terms of the funding agreements with Cornell Capital Partners, LP, a New Jersey-based domestic investment fund, KIWA has obtained a firm commitment of $10,000,000 under a Standby Equity Distribution Agreement ("SEDA"). Under the SEDA, KIWA has the right, but not the obligation, to require Cornell Capital to purchase shares in the company's common stock in amounts not to exceed $500,000 per draw up to a maximum of $10 million over a 24-month period. The facility may be used in whole or in part entirely at KIWA's discretion, subject to an effective registration. There are no minimum draw downs required in the agreement.

         Wei Li, Chairman and CEO of KIWA commented on the equity financing, "We are pleased to have been able to structure such a sizable financing package with a reputable financial institution like Cornell and to have its participation as well as confidence in our company and products in this important stage of our company's growth." He added, "After considering several funding opportunities, we feel the flexibility of this financing meets with KIWA's current corporate needs. It provides a ready source of capital and relieves management from daily fundraising activities to focus on execution of our business plan."

         "KIWA is an outstanding investment opportunity for us," said Gene Gilyutin, investment banker at Cornell Capital. "We are eager to assist KIWA in meeting its ongoing financing needs and we look forward to a long-term relationship with the Company."

ABOUT CORNELL CAPITAL PARTNERS, LP

         Information   regarding  Cornell  Capital  Partners  can  be  found  at
http://www.cornellcapital.com

ABOUT KIWA BIO-TECH PRODUCTS GROUP CORPORATION

         KIWA develops, manufactures and distributes innovative, cost-effective, and environmentally safe bio-technological products to agricultural and environmental protection markets. The Company's goal is to have people in China and elsewhere in the world eat healthier, drink cleaner and live longer. The Company is a pioneer in commercialization of biotechnology, having an offshore manufacturing base in Shandong Province, China and distributing bio-tech products worldwide.


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         This   press   release    contains    information    that   constitutes
forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities
and  Exchange  Commission.  The  forward-looking   information  provided  herein
represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

         Kiwa Bio-Tech Products Group Corporation
         James Zhan
         Vice President
         (626) 964-3232
         jameszhan@kiwabiotech.com

         Investor Relations:
         Cinapsys, Inc.
         Mark Moline
         866-327-9476
         mark@cinapsys.com


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